Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-152027 on Form S-8 of our reports dated March 15, 2010, relating to the consolidated financial statements and financial statement schedule of GFI Group Inc. and the effectiveness of GFI Group Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of GFI Group Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

New York, New York

June 18, 2010